Registration No. 33-23428

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Post-Effective Amendment No. 1
to
Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CONTINENTAL MINERALS CORPORATION
(Exact name of Registrant as specified in its charter)

British Columbia, Canada	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2600 - 595 Burrard Street
Vancouver, British Columbia, Canada
V7X 1L3
(Address, including zip code, of registrant’s principal executive offices)

CITY RESOURCES (CANADA) LIMITED STOCK OPTION PLAN AND DIRECTORS’ STOCK OPTION PLAN
(Full title of the plan)

Youhuai Wang
President
Continental Minerals Corporation
2600 - 595 Burrard Street
Vancouver, British Columbia, Canada
V7X 1L3
(604) 631-3309
(Name, address and telephone number, including area code, of agent for service)

With copies to:
Peter C. Kalbfleisch
Blake, Cassels & Graydon LLP
2600 – 595 Burrard Street
Vancouver, British Columbia, Canada
V7X 1L3

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non–accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ X ]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Continental Minerals Corporation, a British Columbia corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 33-23428) (the “Registration Statement”), which registered 1,800,000 shares of the Company’s common stock to be offered or issued pursuant to the Company’s Stock Option Plan and Directors’ Stock Option Plan. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S–8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in Beijing, China, on the 6th day of May, 2011.

CONTINENTAL MINERALS CORPORATION

By:	/s/ Zhong Zhang
Zhong Zhang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated on the 6th day of May, 2011.

Signature	Title

/s/ Zhong Zhang	Chief Executive Officer and Director
Zhong Zhang

/s/ Youhuai Wang	President, Director and Principal Financial and Accounting Officer
Youhuai Wang